                                                      Exhibit 99.4

                                                      Exhibit to Annual Report
                                                      on Form 10-K of
                                                      Angelica Corporation



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         ---------------

                            Form 11-K

(Mark One)

(x)  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934 [FEE REQUIRED]


     For the fiscal year ended   December 31, 1993
                               ------------------------------------

                               OR


( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]


     For the transition period from --------------to---------------



     Commission file number   1-5674
                           ----------------------------------------



     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                    THE ANGELICA CORPORATION
                   MISSOURI PLANTS 401(k) PLAN


     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                      ANGELICA CORPORATION
                    424 South Woods Mill Road
               Chesterfield, Missouri  63017-3406

Financial Statements and Exhibits.
- ---------------------------------

     (a)  Financial Statements.                   Pages of this
          --------------------                    -------------
                                                  Form 11-K
                                                  ---------

          Report of Independent Public Accountants     4

          Statement of Net Assets Available for        5-6
          Plan Benefits - December 31, 1993 and
          December 31, 1992

          Statement of Changes in Net Assets           7-8
          Available for Plan Benefits - Fiscal
          Year ended December 31, 1993 and Eleven-
          Month Period ended December 31, 1992

          Notes to Financial Statements                9-10

          Schedule I                                   11

          Schedule II                                  12




     (b)  Exhibits.
          --------

          23.  Consent of Independent Public Accountants.

                 THE ANGELICA CORPORATION
                 MISSOURI PLANTS 401(K) PLAN

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                 AS OF DECEMBER 31, 1993 AND 1992
                 TOGETHER WITH AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Angelica Corporation:


We have audited the accompanying statements of net assets available for plan benefits of the Angelica Corporation Missouri Plants 401(K) Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for the year ended
December 31, 1993, and the eleven-month period ended December 31, 1992. These financial statements and the schedules referred to below are the responsibility of the Plan Administrator. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Angelica Corporation Missouri Plants 401(K) Plan as of December 31, 1993 and 1992, and the changes in net assets available for benefits for the year ended December 31, 1993, and the eleven-month period ended December 31, 1992, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of investments and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                      /s/ Arthur Andersen & Co.


St. Louis, Missouri,
  April 11, 1994




                                                      THE ANGELICA CORPORATION
                                                      ------------------------

                                                    MISSOURI PLANTS 401(K) PLAN
                                                    ---------------------------


                                        STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                        ---------------------------------------------------

                                                         DECEMBER 31, 1993
                                                         -----------------

                                                                                   Investment Funds
                                                                        --------------------------------------
                                                                        Company                       Interest
                                                                         Stock          Mutual         Income
                                                         Total           Fund            Fund           Fund
                                                       --------         -------         ------        --------

                                                   ASSETS
                                                   ------
INVESTMENTS, at fair value:
  IDS Trust Company Collective Income Fund             $ 55,099         $  -            $ -           $ 55,099
  Society National Bank MGD GIC Fund                     53,663            -              -             53,663
  Washington Mutual Investors Fund                        7,540            -             7,540            -
  Angelica Corporation Common Stock                      15,255          15,255           -               -
  Boatmen's Employee Benefit Short-Term Fund              3,075             357            194           2,524
                                                       --------         -------         ------        --------
                                                        134,632          15,612          7,734         111,286
OTHER ASSETS:
  Contributions receivable                                4,309             454            277           3,578
  Interest and dividends receivable                         355             124            221              10
  Other receivables                                          57            -              -                 57
                                                       --------         -------         ------        --------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                 $139,353         $16,190         $8,232        $114,931
                                                       ========         =======         ======        ========




                                   The accompanying notes are an integral part of this statement.



                                                      THE ANGELICA CORPORATION
                                                      ------------------------

                                                    MISSOURI PLANTS 401(K) PLAN
                                                    ---------------------------


                                        STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                        ---------------------------------------------------

                                                         DECEMBER 31, 1992
                                                         -----------------

                                                                                   Investment Funds
                                                                        --------------------------------------
                                                                        Company                       Interest
                                                                         Stock          Mutual         Income
                                                         Total           Fund            Fund           Fund
                                                       --------         -------         ------        --------

                                                   ASSETS
                                                   ------
INVESTMENTS, at fair value:
  IDS Trust Company Collective Income Fund              $45,851          $ -            $ -            $45,851
  Washington Mutual Investors Fund                        2,469            -             2,469            -
  Angelica Corporation Common Stock                       6,324           6,324           -               -
  Boatmen's Employee Benefit Short-Term Fund              3,247             464            154           2,629
                                                        -------          ------         ------         -------
                                                         57,891           6,788          2,623          48,480
OTHER ASSETS:
  Contributions receivable                                4,396             545            227           3,624
  Interest and dividends receivable                         107              53             46               8
                                                        -------          ------         ------         -------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                  $62,394          $7,386         $2,896         $52,112
                                                        =======          ======         ======         =======





                                   The accompanying notes are an integral part of this statement.



                                                      THE ANGELICA CORPORATION
                                                      ------------------------

                                                    MISSOURI PLANTS 401(K) PLAN
                                                    ---------------------------


                                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                   --------------------------------------------------------------

                                                FOR THE YEAR ENDED DECEMBER 31, 1993
                                                ------------------------------------

                                                                                   Investment Funds
                                                                        --------------------------------------
                                                                        Company                       Interest
                                                                         Stock          Mutual         Income
                                                         Total           Fund            Fund           Fund
                                                       --------         -------         ------        --------
INVESTMENT INCOME:
  Interest income                                      $  4,263         $    17         $    6        $  4,240
  Dividends                                                 711             383            328            -
                                                       --------         -------         ------        --------
                                                          4,974             400            334           4,240
                                                       --------         -------         ------        --------
CHANGE IN UNREALIZED APPRECIATION OF
  INVESTMENTS                                             1,864           1,673            191            -
                                                       --------         -------         ------        --------
NET REALIZED GAIN/(LOSS) ON SALE OF
  INVESTMENTS                                               (35)            (37)             2            -
                                                       --------         -------         ------        --------
CONTRIBUTIONS:
  Interfund transfers                                      -               (677)          -                677
  Participants'                                          77,726           8,296          4,902          64,528
                                                       --------         -------         ------        --------
                                                         77,726           7,619          4,902          65,205
                                                       --------         -------         ------        --------

LESS--Participants' withdrawals                          (7,570)           (851)           (93)         (6,626)
                                                       --------         -------         ------        --------
    Changes in net assets available for plan benefits    76,959           8,804          5,336          62,819

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
  BEGINNING OF YEAR                                      62,394           7,386          2,896          52,112
                                                       --------         -------         ------        --------

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
  END OF YEAR                                          $139,353         $16,190         $8,232        $114,931
                                                       ========         =======         ======        ========



                                   The accompanying notes are an integral part of this statement.



                                                      THE ANGELICA CORPORATION
                                                      ------------------------

                                                    MISSOURI PLANTS 401(K) PLAN
                                                    ---------------------------


                                   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                   --------------------------------------------------------------

                                        FOR THE ELEVEN-MONTH PERIOD ENDED DECEMBER 31, 1992
                                        ---------------------------------------------------


                                                                                   Investment Funds
                                                                        --------------------------------------
                                                                        Company                       Interest
                                                                         Stock          Mutual         Income
                                                         Total           Fund            Fund           Fund
                                                        -------         -------         ------        --------
INVESTMENT INCOME:
  Interest income                                       $   946          $   17         $    4         $   925
  Dividends                                                 146              87             59            -
                                                        -------          ------         ------         -------
                                                          1,092             104             63             925
                                                        -------          ------         ------         -------
CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION)
  OF INVESTMENTS                                           (373)           (414)            41            -
                                                        -------          ------         ------         -------
NET REALIZED LOSS ON SALE OF INVESTMENTS                    (32)            (32)          -               -
                                                        -------          ------         ------         -------
CONTRIBUTIONS:
  Interfund transfers                                      -                139           -               (139)
  Participants'                                          61,047           7,799          2,934          50,314
  Rollovers                                               3,275            -              -              3,275
                                                        -------          ------         ------         -------
                                                         64,322           7,938          2,934          53,450
                                                        -------          ------         ------         -------

LESS--Participants' withdrawals                          (2,615)           (210)          (142)         (2,263)
                                                        -------          ------         ------         -------
    Change in net assets available for plan benefits     62,394           7,386          2,896          52,112
                                                        -------          ------         ------         -------

NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
  END OF YEAR                                           $62,394          $7,386         $2,896         $52,112
                                                        =======          ======         ======         =======


                                   The accompanying notes are an integral part of this statement.


                              THE ANGELICA CORPORATION
                              ------------------------

                            MISSOURI PLANTS 401(K) PLAN
                            ---------------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          DECEMBER 31, 1993 AND 1992
                          --------------------------


1. DESCRIPTION OF PLAN:
   -------------------

General
- -------

The Angelica Corporation Missouri Plants 401(K) Plan (the Plan) was adopted by the Board of Directors of Angelica Corporation (the Company) on January 28, 1992, effective as of February 1, 1992, for participant eligibility. The purpose of the Plan is to provide participants an opportunity to defer portions of their earnings so as to provide supplementary retirement income and a measure of economic security.
The Company is the Plan Administrator and the assets of the Plan are held in trust by Boatmen's Trust Company (the Trustee).

Eligible Participants
- ---------------------

The participating employers in the Plan are the Company and its subsidiaries. All full-time union employees at the Company's Missouri Plants who have either (i) completed one year of service with the Company and are age 21 or older or (ii) completed three years of service, are eligible to participate in the Plan.

Investment Programs
- -------------------

The investment programs of the Plan are as follows:

     Participants' contributions - Participants may contribute up to 12% of their annual compensation to the Plan through payroll deferrals. Upon enrollment or reenrollment, each participant directs his or her contributions be invested in one or more of the investment options below in increments of 10%. Such direction may be revised by participants on a monthly basis.

         Company Stock Fund
           This fund is invested in Angelica Corporation Common Stock.

         Mutual Fund
           This fund is invested in the Washington Mutual Investors Fund.

         Interest Income Fund
           This fund is invested in IDS Trust Company Collective Income Fund, and Society National Bank MGD GIC Fund.

The number of participants with an account balance in each fund at December 31, 1993, was as follows:

         Company Stock Fund                       35
         Mutual Fund                              18
         Interest Income Fund                    126

 The total number of participants in the Plan was less than the sum of the number of participants shown above because some were participating in more than one fund.

Vesting and Distributions
- -------------------------

The salary deferral contributions of each participant's account are fully vested and nonforfeitable at all times.

Participants are entitled to receive the balance of their accounts upon death, total disability, retirement or termination of employment, or upon request after reaching age 59-1/2. Any participants who have suffered a hardship (as defined by the Internal Revenue Service and the Plan) may also withdraw all or any portion of their account balances. As of December 31, 1993 and 1992, the Plan had $57 and $-0-, respectively, in net assets available for plan benefits that had been requested to be paid to terminated participants.

Loan Provision
- --------------

The Plan allows participants to borrow from their accounts, subject to certain limitations. Loans bear interest at the prime rate plus 1/2% at the time the loan was made. All loans must be secured by the participant's account and are repayable in installments by payroll deductions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------

Accounting Principles
- ---------------------

The financial statements of the Plan are maintained on an accrual basis. The Plan's investments are stated at fair value, as determined by the Trustee, based upon publicly stated price information. The "average cost" method is used to determine the cost of securities sold.

Income Tax Status
- -----------------

The Company has received a determination letter dated October 6, 1992, from the Internal Revenue Service that the Plan qualifies under the Internal Revenue Code; as such the Plan is exempt from federal income tax, and amounts contributed by the employees are not taxable to the participants until distributions from the Plan are made. The Plan Administrator believes that the Plan as amended and as currently operating is in compliance with all applicable provisions of the Internal Revenue Code.

Administrative Expenses
- -----------------------

Costs of administering the Plan are generally borne by the Company and are not charged to the Plan.

Gains and Losses on Sale of Investments
- ---------------------------------------

In compliance with reporting regulations of the Department of Labor, the Plan calculates the net realized gains and losses on investments sold or distributed and unrealized appreciation and depreciation of investments based on the market value of the assets at the beginning of the plan year or at the time of purchase during the year.

3. TERMINATION OF THE PLAN:
   -----------------------

The Company reserves the right to terminate its participation in the Plan as of any specified current or future date.

Until the assets held in the Trust have been fully distributed, the Trustee shall continue to possess all powers with which it was empowered by the Trust Agreement, and shall have all such other powers as are necessary or appropriate to the completion of such distribution.

Upon complete termination of the Plan, plan assets are not insured by the Pension Benefit Guaranty Corporation as the Plan is not covered by Title IV of the Employee Retirement Income Security Act of 1974
(ERISA). In addition, termination of the Plan must be approved by the Internal Revenue Service.

                                                                    SCHEDULE I






                                                      THE ANGELICA CORPORATION
                                                      ------------------------

                                                    MISSOURI PLANTS 401(K) PLAN
                                                    ---------------------------


                                                      SCHEDULE OF INVESTMENTS
                                                      -----------------------

                                                         DECEMBER 31, 1993
                                                         -----------------

                                                                 Number of
                                                                 Shares or
                                                                 Principal                            Fair
                                                                  Amount              Cost            Value
                                                                 ---------          --------         --------
COMPANY STOCK FUND:
  Angelica Corporation Common Stock                                   540           $ 13,960         $ 15,255
  Boatmen's Employee Benefit Short-Term Fund                      $   357                357              357
                                                                                    --------         --------
                                                                                      14,317           15,612
                                                                                    --------         --------
MUTUAL FUND:
  Washington Mutual Investors Fund                                    424              7,309            7,540
  Boatmen's Employee Benefit Short-Term Fund                      $   194                194              194
                                                                                    --------         --------
                                                                                       7,503            7,734
                                                                                    --------         --------
INTEREST INCOME FUND:
  IDS Trust Company Collective Income Fund                          1,566             55,099           55,099
  Society National Bank MGD GIC Fund                              $53,663             53,663           53,663
  Boatmen's Employee Benefit Short-Term Fund                      $ 2,524              2,524            2,524
                                                                                    --------         --------
                                                                                     111,286          111,286
                                                                                    --------         --------
    Total investments                                                               $133,106         $134,632
                                                                                    ========         ========


                                                                   SCHEDULE II




                                                      THE ANGELICA CORPORATION
                                                      ------------------------

                                                    MISSOURI PLANTS 401(K) PLAN
                                                    ---------------------------


                                               SCHEDULE OF 5% REPORTABLE TRANSACTIONS
                                               --------------------------------------

                                                FOR THE YEAR ENDED DECEMBER 31, 1993
                                                ------------------------------------

                                         Purchases                                     Sales
                                  -------------------------     ---------------------------------------------------
                                   Number of         Cost         Number of        Cost        Sales        Gain or
    Description of Asset          Transactions      Basis       Transactions      Basis        Price        (Loss)
    --------------------          ------------     --------     ------------     --------     -------       -------
IDS Trust Company Collective
  Income Fund                           12         $ 13,852           6          $  4,458     $  4,458      $ -

Washington Mutual Investors
  Fund                                  17            4,966           1                85           87         2

Society National Bank MGD
  GIC Fund                              10           52,619           3               413          413        -

Angelica Corporation
  Common Stock                          16            8,168           3               908          873       (37)

Boatmen's Employee Benefit
  Short-Term Fund                       85          110,979          60           111,151      111,151        -



                                                       Exhibit 23
                                                       of 11-K


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
            -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation of our report on The Angelica Corporation Missouri Plants 401(k) Plan financial statements included in this Form 11-K, into the Corporation's previously filed Registration Statement on Form S-8 File No. 33-45410.


                                        /s/ Arthur Andersen & Co.

                                        ARTHUR ANDERSEN & CO.



St. Louis, Missouri
April 25, 1994